Exhibit 8.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 6000 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA ● ASIA PACIFIC ● EUROPE

March 5, 2018

Enterprise Products Partners L.P.

1100 Louisiana, 10th Floor

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special tax counsel to Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with (i) the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2017, as amended on November 16, 2017 and declared effective by the SEC on November 20, 2017 (Registration No. 333-221397), including the prospectus contained therein (“Registration Statement I”), (ii) the prospectus supplement filed with the SEC on December 1, 2017, supplementing the prospectus contained in Registration Statement I (the “Prospectus Supplement”), (iii) the automatically effective Registration Statement on Form S-3 filed with the SEC on May 12, 2016, as amended by a post-effective amendment thereto on December 14, 2017 (Registration No. 333-211218), including the prospectus contained therein (“Registration Statement II,” and together with Registration Statement I, the “Registration Statements”), and (iv) the current report on Form 8-K of the Partnership, filed with the SEC on March 5, 2018 (the “Form 8-K”).

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by the Partnership as to factual matters through an officer’s certificate (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statements, the Prospectus Supplement and the Partnership’s responses to our examinations and inquiries.

In our capacity as special tax counsel to the Partnership, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transactions only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statements, the Prospectus Supplement, and the Officer’s Certificate, (i) the statements in Registration Statement I under the heading “Material U.S. Federal Income Tax Consequences” as updated in the Prospectus

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Supplement under the heading “Material U.S. Federal Income Tax Consequences,” and in Exhibit 99.1 to the Form 8-K under the heading “Material U.S. Federal Income Tax Consequences,” and (ii) the statements in Registration Statement II under the heading “Material U.S. Federal Income Tax Consequences,” as updated in Exhibit 99.2 to the Form 8-K under the heading “Material U.S. Federal Income Tax Consequences,” in each case insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Sidley Austin LLP as to the material United States federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statements, the Prospectus Supplement and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statements and the Prospectus Supplement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the incorporation by reference of this opinion to the Registration Statements and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP